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                                                                      EXHIBIT 11


Statement Re: Computation of Per Share Earnings

     The following table sets forth the computation of Basic and Diluted EPS. All share numbers have been adjusted to reflect the Company's two-for-one stock split to holders of record as of the close of business on March 12, 1998:


                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                             ----------------------       -----------------------
                                               1998          1997           1998            1997
                                                   (In thousands, except per share data)

Net earnings (loss) ........................  $  (4,849)    $  3,516       $ 26,041        $  9,758
Effect of converting LLC shares into
  common stock .............................         --         --           13,742              --
                                              ---------     --------       --------        --------
Adjusted net earnings (loss) ...............  $  (4,849)    $  3,516       $ 39,783        $  9,758
Weighted average shares ....................    155,017      110,020        138,355         102,016
  Effect of dilutive securities
    Stock options and convertible LLC shares       --          8,974        141,887           6,158
                                              ---------     --------       --------        --------
Adjusted weighted average shares ...........    155,017      118,994        280,242         108,174
                                              =========     ========       ========        ========
Basic earnings (loss) per share ............  $    (.03)    $    .03       $    .19        $    .10
                                              =========     ========       ========        ========
Diluted earnings (loss) per share ..........  $    (.03)    $    .03       $    .14        $    .09
                                              =========     ========       ========        ========
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